UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2001

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

515 West Greens Road, Suite 710

Houston, Texas 77067

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

MMI Products, Inc. ("MMI") announced today that Ronald R. Ross, its President and CEO, has resigned to spend more time with his family in Dallas, Texas. MMI's Chairman and former President and CEO, Julius S. Burns, was named acting President and CEO. MMI recently decided not to go forward with the possible relocation of its headquarters to the Dallas area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2001	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President
and Chief Financial Officer